THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP (THIS “AMENDMENT”) OF TMM HOLDINGS II LIMITED PARTNERSHIP (THE “PARTNERSHIP”) is made the 26th day of September, 2018.
BY: TMM Holdings II GP, ULC, a foreign company registered in the Cayman Islands whose registered office in the Cayman Islands is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “General Partner”);
WHEREAS:

A.
The Partnership is governed by an amended and restated agreement of exempted limited partnership dated 9 April 2013, as previously amended by the amendments thereto, dated March 15, 2015 and January 11, 2018, respectively (the “Agreement”).

B.
TMHC transferred its Common Units to Taylor Morrison Homes Corporation, a Delaware corporation and wholly owned subsidiary of TMHC (“HoldCo”), which then transferred such Common Units to Second Half 2018 Mergerco Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“MergerCo”).

C.	The General Partner desires to amend the Agreement in accordance with clause 16.1 of the Agreement as set forth in this Amendment, with effect from the date hereof.

D.	Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
ACCORDINGLY, IT IS AGREED as follows:

1.	This Amendment shall be effective in amending the Agreement on the terms of this Amendment from the date hereof.

2.	The Agreement shall be amended by adding the following definitions to Section 1 of the Agreement, in alphabetical order:

“HoldCo” is defined in Section 3.5(b).”

“MergerCo” is defined in Section 3.5(b).”

3.	The Agreement shall be amended by amending and restating Sections 3.5(b) and 3.5(c) in their entirety to read as follows:

(b)    Notwithstanding the foregoing or anything else to the contrary in this Agreement, if at any time TMHC issues a share of its Class A Common Stock (including in the IPO) or any other Equity Security of TMHC (other than shares of Class B Common Stock), (i) the Partnership shall issue to Second Half 2018 Mergerco Inc., a Delaware corporation (“MergerCo”) one Common Unit (if TMHC issues a share of Class A Common Stock), or such other Equity Security of the Partnership (if TMHC issues Equity Securities other than Class A Common Stock) corresponding to the Equity Securities issued by TMHC, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of TMHC and (ii) the net proceeds received by TMHC with respect to the corresponding share of Class A Common Stock or other Equity Security, if any, shall be concurrently transferred to the Partnership (through Taylor Morrison Homes Corporation, a Delaware corporation and wholly owned subsidiary of TMHC (“HoldCo”), and MergerCo); provided, however, that if TMHC issues any shares of Class A Common Stock (including in the IPO) or other Equity Securities some or all of the net proceeds of which are to be used to fund expenses or other obligations of TMHC for which MergerCo would be permitted a cash distribution pursuant to clause (ii) of Section 5.1(d), then TMHC shall not be required to transfer such net proceeds to the Partnership which are used or will be used to fund such expenses or obligations; provided, further, that if TMHC issues any shares of Class A Common Stock in order to purchase or fund the purchase from a Limited Partner of a number of Common Units (together with shares of Class B Common Stock) equal to the number of shares of Class A Common Stock so issued, then the Partnership shall not issue any new Common Units in connection therewith and TMHC shall not be required to transfer such net proceeds to the Partnership (it being understood that such net proceeds shall instead be transferred to such Limited Partner as consideration for such purchase). Notwithstanding the foregoing, this Section 3.5(b) shall not apply to the issuance and distribution to holders of shares of TMHC Common Stock of rights to purchase Equity Securities of TMHC under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Common Units for Class A Stock, such Class A Stock will be issued together with a corresponding right), or to the issuance under TMHC’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of TMHC or rights or property that may be converted into or settled in Equity Securities of TMHC, but shall in each of the foregoing cases apply to the issuance of Equity Securities of TMHC in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except for transactions pursuant to the Exchange Agreement, (x) the Partnership may not issue any additional Common Units to TMHC, any Subsidiary of TMHC or any Person of whom TMHC directly or indirectly owns Equity Securities unless substantially simultaneously TMHC issues or sells an equal number of shares of TMHC’s Class A Common Stock to another Person, and (y) the Partnership may not issue any other Equity Securities of the Partnership to TMHC, any Subsidiary of TMHC or any Person of whom TMHC directly or indirectly owns Equity Securities unless substantially simultaneously TMHC issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of TMHC with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership.
(c)    TMHC may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock (including upon forfeiture of any unvested shares of Class A Common Stock) unless substantially simultaneously the Partnership redeems, repurchases or otherwise acquires from MergerCo an equal number of Common Units for the same price per security and TMHC may not redeem or repurchase any other Equity Securities of TMHC unless substantially simultaneously the Partnership redeems or repurchases from MergerCo an equal number of Equity Securities of the Partnership of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of TMHC for the same price per security. The Partnership may not redeem, repurchase or otherwise acquire any Common Units from MergerCo unless substantially simultaneously TMHC redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, and the Partnership may not redeem, repurchase or otherwise acquire any other Equity Securities of the Partnership from MergerCo unless substantially simultaneously TMHC redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of TMHC of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of TMHC. Notwithstanding the foregoing, to the extent that any consideration payable to TMHC in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of TMHC consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Partnership shall be effectuated in an equivalent manner. TMHC may not authorize, declare or pay any dividends or distributions in respect of its

Class A Common Stock unless substantially simultaneously the Partnership authorizes, declares and pays the same dividend or distribution pursuant to Section 5.1(b) or Section 5.1(c) in respect of its Common Units.

4.	The Agreement shall be amended by amending and restating Sections 3.8(b) in its entirety to read as follows:

(b)    Notwithstanding any other provision in this Agreement, in a Disposition Event where the consideration payable in such Disposition Event is other than all-cash, if such Disposition Event is consummated in a manner that results in MergerCo no longer directly holding Common Units, the new holder of such Common Units (the “Acquiror”) shall (i) become a Limited Partner and shall assume all of MergerCo’s obligations under this Agreement as set forth in Article 11 and (ii) issue to each Limited Partner (other than the Acquiror) an equity interest in such Acquiror that is equivalent in all respects to each share of Class B Common Stock held by such Limited Partner, including, without limitation, equivalent rights in respect of each such equity interest as those rights set forth in the Exchange Agreement in respect of each share of Class B Common Stock.

5.	The Agreement shall be amended by amending and restating Section 3.9 in its entirety to read as follows:

3.9    Tender Offer and Other Events with Respect to TMHC.    In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to TMHC Common Stock (a “TMHC Offer”) is proposed by TMHC or is proposed to TMHC or its stockholders and approved by the board of directors of TMHC or is otherwise effected or to be effected with the consent or approval of the board of directors of TMHC, the holders (other than MergerCo) of Common Units and shares of Class B Common Stock shall be permitted to participate in such TMHC Offer by delivery of a contingent Election of Exchange (as defined in the Exchange Agreement). In the case of a TMHC Offer proposed by TMHC, TMHC will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders (other than MergerCo) of Common Units and shares of Class B Common Stock to participate in such TMHC Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence, TMHC will use its reasonable best efforts expeditiously and in good faith to ensure that such holders of Common Units may participate in each such TMHC Offer without being required to exchange Common Units and shares of Class B Common Stock (or, if so required, to ensure that any such exchange shall be effective only upon, and shall be conditional upon, the closing of such TMHC Offer and only to the extent necessary to exchange the number of Common Units and shares being repurchased). Nothing in this Section 3.8 shall affect the rights of the Limited Partners under the Exchange Agreement. For the avoidance of doubt, in all events, tendering holders of Common Units and shares of Class B Common Stock shall be entitled to receive aggregate consideration for each Common Unit and corresponding share of Class B Common Stock that is equal to the consideration payable in respect of each share of Class A Common Stock in connection with a TMHC Offer.

6.	The Agreement shall be amended by amending and restating Section 5.1(d) in its entirety to read as follows:

(b)    Distributions to MergerCo.    Notwithstanding Section 5.1(b), the General Partner, in its sole discretion, may authorize that (i) cash be distributed to MergerCo (which distribution shall be made without pro rata distributions to the other Common Unit Holders) in exchange for the redemption, repurchase or other acquisition of MergerCo’s Common Units to the extent that such cash distribution is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock in accordance with Section 3.5(b), and (ii) cash be distributed to MergerCo (which distributions shall be made without pro rata distributions to the other Common Unit Holders) as required for TMHC, HoldCo or MergerCo to pay (A) operating, administrative and other similar costs incurred by TMHC, HoldCo or MergerCo, (B) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, TMHC, HoldCo or MergerCo, (C) fees and expenses related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of TMHC and (D) other fees and expenses in connection with the maintenance of the existence of TMHC, HoldCo or MergerCo (including any costs or expenses associated with being a public company listed on a national securities exchange). For the avoidance of doubt, distributions under this Section 5.1(d) may not be used to pay or facilitate dividends or distributions on the TMHC Common Stock.

7.	The Agreement shall be amended by amending and restating Section 9.4(a) in its entirety to read as follows:

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(b)    Each Limited Partner (other than MergerCo) (on behalf of itself and, to the extent that such Limited Partner would be responsible for the acts of the following Persons under principles of agency law, its directors, officers, Affiliates, shareholders, partners, employees and agents) agrees that, except as otherwise consented to by the General Partner, all non-public information relating to the Partnership furnished to such Limited Partner, including but not limited to confidential information of the Partnership and its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Partnership or its Subsidiaries (collectively, “Confidential Information”) will be kept confidential, will not be used for commercial or proprietary advantage and will not be disclosed by such Limited Partner (or, to the extent that such Limited Partner would be responsible for the acts of the following Persons under principles of agency law, its directors, officers, Affiliates, shareholders, partners, employees and agents) in any manner, in whole or in part, except that each Limited Partner (and its directors, officers, Affiliates, shareholders, partners, employees and agents) shall be permitted to disclose such Confidential Information (i) to those of its respective agents, Representatives and employees who need to be familiar with such Confidential Information in connection with such Limited Partner’s investment in the Partnership and who are charged with an obligation of confidentiality, (ii) to its respective direct and indirect partners and equity holders so long as they agree to keep such Confidential Information confidential on the terms set forth herein, (iii) with respect to an Affiliate of TPG Cayman or Oaktree Cayman, as part of such Limited Partner’s or its Affiliates’ reporting or review procedures, or in connection with such Limited Partner’s or its Affiliates’ fund raising, marketing, informational or reporting activities, (iv) for general portfolio information that does not identify the Partnership or its Subsidiaries and (v) to the extent required by law, so long as such Limited Partner shall have first provided the Partnership a reasonable opportunity to contest the necessity of disclosing such Confidential Information. Notwithstanding the foregoing, any Partner and each of his, her, or its Representatives may disclose to any and all Persons, without limitation of any kind, the tax treatment, tax strategies and tax structure of the Partnership and all materials of any kind (including opinions or other tax analyses) that are provided to the Partner and his, her, or its Representatives relating to such tax treatment, tax strategies and tax structure. Each Partner agrees that he, she or it will be responsible for any breach or violation of the provisions of this Section 9.3(a) by any Person receiving Confidential Information from such Partner.

8.
Except as amended and modified hereby, the terms and provisions of the Agreement remain in full force and effect. Any reference herein to the Agreement and any future reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment and as the same may, from time to time, be hereafter further amended or modified.

9.	This Amendment is made pursuant to and is governed by the laws of the Cayman Islands.

IN WITNESS WHEREOF, the party hereto has executed and unconditionally delivered this Amendment as a deed on the date first above written.

GENERAL PARTNER

EXECUTED as a Deed by	)
TMM Holdings II GP, ULC	)
acting by:	)	/s/ Darrell C. Sherman
	)	Name: Darrell C. Sherman
in the presence of:	)	Title: Executive Vice President, Chief Legal
	)	Officer and Secretary
/s/ Benjamin Aronovitch	)
Benjamin Aronovitch	)
Witness

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